UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2018

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Fifth Avenue, New York, New York		10020
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on May 17, 2018. At the meeting, the following proposals were acted upon:

(1) Two Class III nominees for the Board of Directors were elected to three-year terms, expiring in 2021. The votes were as follows:

Name	For	Withheld	Broker Non-Votes
Dr. Mark H. Rachesky	14,977,192	4,577,447	813,453
Ms. Janet T. Yeung	17,440,144	2,114,495	813,453

Directors whose terms of office continued after the 2018 Annual Meeting of Stockholders of Loral Space & Communications Inc. (the “Company”) and who were not subject to election at the 2018 Annual Meeting of Stockholders are Arthur L. Simon and John P. Stenbit whose terms expire in 2019 and John D. Harkey, Jr. and Michael B. Targoff whose terms expire in 2020.

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The votes were as follows:

For	20,211,641
Against	152,656
Abstain	3,795

(3) Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The votes were as follows:

For	19,521,597
Against	31,940
Abstain	1,102
Broker Non-Votes	813,453

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

May 17, 2018	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary